Exhibit 99.1

Precipio Announces Q3-2019 Corporate Update Call for Shareholders

Conference Call to be held on Wednesday, November 13th, 2019 at 5:30 PM EST

NEW HAVEN, CT - (November 4th, 2019) – Specialty cancer diagnostics company Precipio, Inc.  (NASDAQ: PRPO) will be hosting its Third  Quarter 2019 corporate update call on Wednesday, November 13th at 5:30 PM ET.

The conference call may be accessed by calling 844-695-5519 (international callers dial 1- 412-902-6760). All callers should ask for the Precipio Inc. conference call. Participants may also pre-register for the conference call at http://dpregister.com/10136705 and will receive a calendar invite and a direct dial-in number, bypassing the operator.

Listeners interested in submitting questions in advance should email their questions to investors@precipiodx.com and management will do its best to address those questions during the call.

A replay of the call will be available approximately 24 hours after the call and may be accessed via the Investors page on Precipio’s website, http://www.precipiodx.com/investors.html.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute, and University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on April 19, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and on the Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888